Exhibit 10.16

Execution Version

FIRST AMENDMENT TO term loan and security AGREEMENT

This First Amendment to Term Loan and Security Agreement (“Amendment”), dated effective as of February 3, 2022 (the “Effective Date”), is entered into by and between Direct Digital Holdings, LLC, a Texas limited liability company (“Borrower”), Colossus Media, LLC, a Delaware limited liability company (“Colossus”), Huddled Masses LLC, a Delaware limited liability company (“HM”), Orange142, LLC, a Delaware limited liability company (“Orange”) and Universal Standards for Digital Marketing, LLC, a Delaware limited liability company (“USDM” and together with Colossus, HM, and Orange, “Guarantors” and each individually a “Guarantor”), and Lafayette Square Loan Servicing, LLC, as agent for the Lenders (“Agent”).

RECITALS:

WHEREAS, the Credit Parties, the Lenders and Agent entered into that certain Term Loan and Security Agreement dated as of December 3, 2021 (as amended, supplemented, or otherwise modified up to the date hereof, the “Existing Loan Agreement”; the Existing Loan Agreement as may be further amended, supplemented or otherwise modified from time to time, including by this Amendment, the “Loan Agreement”);

WHEREAS, each Credit Party, Agent, and the Lenders agree to amend the Existing Loan Agreement as set forth herein; and

WHEREAS, Agent and the Lenders is willing to amend the Existing Loan Agreement under the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Credit Parties, Agent, and the Lenders hereby agree as follows:

1.            Same Terms. The capitalized terms used in this Amendment and not defined herein shall have the same meanings as provided therefor in the Loan Agreement, unless the context hereof otherwise requires or provides.

2.            Amendments to Existing Loan Agreement.

(a)     The definition of “Consolidated Basis” in Section 1.2 of the Existing Loan Agreement is hereby amended and restated to read in its entirety as follows:

“Consolidated Basis” shall mean, (a) prior to a Qualified IPO, with respect to DDH and its Subsidiaries, as the context may require, the consolidation in accordance with GAAP of the accounts and other items of DDH and its Subsidiaries, and (b) subsequent to a Qualified IPO, with respect to DDH Holdings and its Subsidiaries as the context may require, the consolidation in accordance with GAAP of the accounts and other items of DDH Holdings and its Subsidiaries.

(b)    The definition of “Consolidated EBITDA” in Section 1.2 of the Existing Loan Agreement is hereby amended and restated to read in its entirety as follows:

“Consolidated EBITDA” shall mean, for any period, for DDH and its Subsidiaries (or DDH Holdings and its Subsidiaries if applicable) on a Consolidated Basis, an amount equal to (a) Consolidated Net Income for such period plus, (b) to the extent deducted in determining such Consolidated Net Income, the sum, without duplication, of (i) Consolidated Interest Charges during such period, (ii) all federal, state, local and/or foreign income taxes payable by DDH and its Subsidiaries (or DDH Holdings and its Subsidiaries if applicable) during such period, (iii) depreciation expenses of DDH and its Subsidiaries (or DDH Holdings and its Subsidiaries if applicable) during such period, (iv) amortization expenses of DDH and its Subsidiaries (or DDH Holdings and its Subsidiaries if applicable) during such period, (v) [reserved], (vi) [reserved], (vii) without duplication, non-recurring actual, documented legal, consulting expenses in an amount up to $500,000 during any 12 month period, and (ix) any cash payments (including all premiums) made with respect to the Key Executive Policies required pursuant to Section 4.21, and minus (c) any extraordinary, non-recurring and/or non-cash gains or income during such period as reported in the monthly, quarterly, and annual financials of DDH and its Subsidiaries (or DDH Holdings and its Subsidiaries if applicable). Notwithstanding the forgoing, Consolidated EBITDA for the calendar months set forth below shall be the amount corresponding to such calendar month set forth below:

Calendar Month Ended	Consolidated EBITDA
September 30, 2020	$597,790.00
October 31, 2020	$255,910.00
November 30, 2020	$209,005.00
December 31, 2020	$430,656.00
January 31, 2021	$(93,458.00)
February 28, 2021	$69,508.00
March 31, 2021	$569,059.00
April 30, 2021	$853,598.00
May 31, 2021	$1,088,805.00
June 30, 2021	$1,247,474.00
July 31, 2021	$370,733.00
August 30, 2021	$421,366.00

(c)            The definition of “Qualified IPO” in Section 1.2 of the Existing Loan Agreement is hereby amended and restated to read in its entirety as follows:

“Qualified IPO” shall mean the issuance of Equity Interests by DDH or DDH Holdings in an underwritten primary public offering (other than a public offering pursuant to a registration statement on Form S-8) on or prior to June 30, 2022 pursuant to an effective registration statement filed with the Securities and Exchange Commission in accordance with the Securities Act that (x) generates gross cash proceeds of not less than $17,500,000 (after giving effect to the greenshoe), and (y) generates Net Cash Proceeds actually received by Borrowers of not less than $2,000,000 (after giving effect to the greenshoe and to the Reorganization Transactions) and pursuant to which such public offering the Reorganization Transactions shall occur.

(d)            Section 6.16(c) of the Existing Loan Agreement is hereby amended and restated to read in its entirety as follows:

(c)            Promptly, but in any event, on or before February 28, 2022 (or such later date consented to by Agent, such consent not to be unreasonably withheld, conditioned or delayed), deliver or cause to be delivered to Agent fully executed deposit account control agreements (“Control Agreements”) in form and substance reasonably satisfactory to Agent, among Agent, ABL Lender, the financial institutions or other Person at which all applicable deposit accounts are maintained and the Credit Party maintaining such account(s), with respect to all deposit accounts of Credit Parties (other than those utilized solely for making payroll or employee benefit related payments), including, without limitation, the Depository Accounts and the Funding Accounts, which agreements shall be effective for Agent to obtain “control” (as defined in the Uniform Commercial Code) of all such accounts and all monies on deposit in, or credited to, such deposit accounts and all certificates and instruments, if any, representing or evidencing such deposit accounts.

3.            Waiver. Subject to the terms and conditions set forth herein, Agent hereby waives any Default or Event of Default arising under Section 10.3(a) or Section 10.11 of the Loan Agreement prior to the Effective Date as a result of the failure to deliver the Control Agreements set forth in Section 6.16(c) of the Loan Agreement on or prior to thirty (30) days after the Closing Date. The waiver pursuant to this Section 3 is limited to its express terms. The execution, delivery and effectiveness of the waiver set forth herein shall not operate as a waiver of any other right, power or remedy of the parties to the Loan Agreement or any other document, instrument, or agreement executed in connection therewith, nor constitute a waiver of any provision contained therein. The execution, delivery and effectiveness of this waiver shall not imply in any manner that a similar waiver would be agreed to by Agent with respect to any future Default, Event of Default, breach or default under the Loan Agreement, and Agent expressly reserves the right to exercise all of its rights, powers, privileges and remedies authorized or permitted under the Loan Agreement or any Other Document, or available at law, equity or otherwise, in connection with any such future Default, Event of Default, breach or default.

4.            Ratification. Except as expressly provided herein, each Credit Party hereby (a) ratifies the Obligations and each of the Loan Agreement and the Other Documents to which it is a party, and agrees and acknowledges that the Loan Agreement and each of the Other Documents to which it is a party shall continue in full force and effect after giving effect to this Amendment; (b) ratifies and confirms that the security instruments executed by each Credit Party, as amended hereby, are not released, diminished, impaired, reduced, or otherwise adversely affected by the Loan Agreement and continue to secure the full payment and performance of the Obligations pursuant to their terms; (c) acknowledges the continuing existence and priority of the Liens granted, conveyed, and assigned to Agent for its benefit and for the ratable benefit of each Lender, under the security instruments; and (d) agrees that the Obligations include, without limitation, the Obligations (as amended by this Amendment). Except as expressly provided herein, nothing in this Amendment extinguishes, novates or releases any right, claim, Lien, security interest or entitlement of Agent or the Lenders created by or contained in any of such documents nor is any Credit Party released from any covenant, warranty or obligation created by or contained therein.

5.            Representations and Warranties. Each Credit Party hereby represents and warrants to Agent that (a) this Amendment has been duly authorized, executed, and delivered by each Credit Party; (b) no action of, or filing with, any Governmental Body is required to authorize, or is otherwise required in connection with, the execution, delivery, and performance by each Credit Party of this Amendment; (c) the Loan Agreement and the Other Documents, as amended by this Amendment, are valid and binding upon each Credit Party and are enforceable against each such Credit Party, in accordance with their respective terms, except as limited by Debtor Relief Laws; (d) the execution, delivery, and performance by each Credit Party of this Amendment does not require the consent of any other Person and do not and will not constitute a violation of any laws, agreements, or understandings to which each such Credit Party is a party or by which each such Credit Party is bound; (e) after giving effect to this Amendment, all representations and warranties in the Loan Agreement and the Other Documents are true and correct in all material respects except (i) to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respect as of such earlier date or (ii) the facts on which any of them were based have been changed by transactions contemplated or permitted by the Loan Agreement; and (f) after giving effect to this Amendment, no Default or Event of Default exists.

6.            Release. In consideration of the Agent and Lenders’ agreements herein, each Credit Party hereby (a) releases, acquits and forever discharges the Agent, each Lender and each of their respective agents, employees, officers, directors, partners, servants, representatives, attorneys, affiliates, successors and assigns (collectively, the “Released Parties”) from any and all liabilities, claims, suits, debts, liens, losses, causes of action, demands, rights, damages, costs and expenses of any kind, character or nature whatsoever, known or unknown, fixed or contingent, that such Credit Party may have or claim to have now against any Released Party or which might arise out of or be connected with any act of commission or omission of any Released Party existing or occurring on or prior to the date of this Agreement, including, without limitation, any claims, liabilities or obligations relating to or arising out of or in connection with the Advances, the Loan Agreement or the Other Documents (including, without limitation, arising out of or in connection with the initiation, negotiation, closing or administration of the transactions contemplated thereby or related thereto), from the beginning of time until the execution and delivery of this release and the effectiveness of this Agreement (the “Released Claims”) and (b) agrees forever to refrain from commencing, instituting or prosecuting any lawsuit, action or other proceeding against the Released Parties with respect to any and all Released Claims.

7.            Conditions to Effectiveness. The transactions contemplated by this Amendment shall be deemed to be effective as of the Effective Date, when the following have been satisfied in a manner satisfactory to Agent:

(a)            all representations and warranties set forth in this Amendment are true and correct in all material respects as set forth in Section 5 above; and

(b)            Lender receives a fully executed copy of this Amendment.

8.            Counterparts. For the convenience of the parties, this Amendment may be executed in multiple counterparts, each of which for all purposes shall be deemed to be an original, and all such counterparts shall together constitute but one and the same agreement. Delivery of an executed counterpart of a signature page of this Amendment by telecopy, e-mail, facsimile transmission, electronic mail in “portable document format” (“.pdf”) form or other electronic means intended to preserve the original graphic and pictorial appearance of the item being sent shall be effective as a delivery of a manually executed counterpart of this Amendment.

9.            References to the Loan Agreement. Upon the effectiveness of this Amendment, (a) each reference in the Loan Agreement to “this Agreement”, “hereunder”, “hereof”, “herein”, or words of like import shall mean and be a reference to the Existing Loan Agreement as amended hereby, and (b) each reference to the Loan Agreement in any other document, instrument or agreement executed and/or delivered in connection with the Loan Agreement shall mean and be a reference to the Existing Loan Agreement as amended hereby.

10.            Effect. This Amendment is one of the Other Documents. The modifications set forth herein are limited precisely as written and shall not be deemed (a) to be a consent under or a waiver of or an amendment to any other term or condition in the Loan Agreement, or (b) to prejudice any right or rights which Agent or any Lender now has or may have in the future under or in connection with the Loan Agreement, as amended hereby, or any of the other documents referred to herein or therein.

11.            ENTIRE AGREEMENT. THIS AMENDMENT CONSTITUTES THE ENTIRE AGREEMENT BETWEEN THE PARTIES HERETO WITH RESPECT TO THE SUBJECT HEREOF. FURTHERMORE, IN THIS REGARD, THIS AMENDMENT, THE LOAN AGREEMENT AND THE OTHER DOCUMENTS REPRESENT, COLLECTIVELY, THE FINAL AGREEMENT AMONG THE PARTIES THERETO AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF SUCH PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG SUCH PARTIES.

12.            Governing Law. This Amendment, and all matters relating hereto or arising herefrom (whether arising under contract law, tort law or otherwise) shall, in accordance with Section 5-1401 of the General Obligations Law of the State of New York, be governed by and construed in accordance with the laws of the State of New York.

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IN WITNESS WHEREOF, this Amendment is deemed executed effective as of the Effective Date.

CREDIT PARTIES:

DIRECT DIGITAL HOLDINGS, LLC

By:	/s/ Keith Smith
Name: Keith Smith
Title: President

COLOSSUS MEDIA, LLC

By:	/s/ Keith Smith
Name: Keith Smith
Title: President

HUDDLED MASSES LLC

By:	/s/ Keith Smith
Name: Keith Smith
Title: President

ORANGE142, LLC

By:	/s/ Keith Smith
Name: Keith Smith
Title: President

UNIVERSAL STANDARDS FOR DIGITAL MARKETING, LLC

By:	/s/ Keith Smith
Name: Keith Smith
Title: President

Signature Page to

First Amendment to Term Loan and Security Agreement

AGENT:

Lafayette Square Loan Servicing, LLC

By:	/s/ Damien Dwin
Name:	Damien Dwin
Title:	Chief Executive Officer

Signature Page to

First Amendment to Term Loan and Security Agreement

LENDERS:

MIDCAP FUNDING XI TRUST, as a
Lender

By:	Apollo Capital Management, L.P.,
its investment manager

By:	Apollo Capital Management GP, LLC,
its general partner

By:	/s/ Maurice Amsellem
Name: Maurice Amsellem
Title: Authorized Signatory

MIDCAP Financial TRUST, as a
Lender

By:	Apollo Capital Management, L.P.,
its investment manager

By:	Apollo Capital Management GP, LLC,
its general partner

By:	/s/ Maurice Amsellem
Name: Maurice Amsellem
Title: Authorized Signatory

Signature Page to

First Amendment to Term Loan and Security Agreement